UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

Organovo Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2024, the Board of Directors of Organovo Holdings, Inc. (the “Company”) appointed Norman Staskey, age 55, as the Company’s President, Chief Financial Officer and Principal Financial Officer, effective December 30, 2024, in connection with the resignation of Tomas Hess discussed below. In this role, Mr. Staskey will serve as the Company’s principal accounting officer and principal financial officer. The Company believes that Mr. Staskey’s experience will be a strong addition to the Company’s leadership, in particular his background in mergers and acquisitions activity given the Company’s interest in potential strategic transactions involving other pharmaceutical companies. The Company currently engages Danforth Advisors, LLC, a financial consulting firm (“Danforth”), pursuant to the terms of that certain consulting agreement, dated August 25, 2020, by and between the Company and Danforth, as amended (the “Consulting Agreement”), to provide Chief Financial Officer (“CFO”) consulting services on a part-time basis for the Company, and Mr. Staskey will provide his part time services under such agreement. The Company employs full time internal senior finance staff to assure continuity. With Danforth’s assistance, the Company has identified Mr. Staskey as a strong executive to serve as the Company’s President, Chief Financial Officer and Principal Financial Officer.

Mr. Staskey is a seasoned executive with significant experience in managing and leading teams as well as overseeing the financial and operational responsibilities of private and publicly traded life sciences companies. He has served as a Senior Director of Danforth since May 2021. Mr. Staskey has served as the Chief Financial Officer of Azitra, Inc. since October 2022. From September 2014 to May 2021, Mr. Staskey was employed by EY (formally Ernst & Young), most recently as a managing director in EY’s Financial Accounting and Advisory services practice. Mr. Staskey received his B.S. of Business Administration from Cleveland State University and is a Certified Public Accountant in the State of Ohio.

There are no transactions between Mr. Staskey and the Company that would be reportable under Item 404(a) of Regulation S-K. There also are no family relationships between Mr. Staskey and any director or executive officer of the Company.

The Company has retained Mr. Staskey through Danforth pursuant to the Consulting Agreement. Pursuant to the Consulting Agreement, the Company has agreed to pay Danforth $450.00 per hour of services provided by Mr. Staskey. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Consulting Agreement previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2020 and the copy of Amendment No. 6 to the Consulting Agreement, dated December 30, 2024, by and between Company and Danforth Advisors LLC, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

On December 23, 2024, Mr. Hess, the Company’s former President, Chief Financial Officer and Principal Financial Officer, notified the Company of his intent to resign and resigned effective December 24, 2024, from his part-time role to pursue retirement. Mr. Hess’s resignation is not a result of any disagreement with the Company or any matter relating to its accounting or financial policies or procedures.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Consulting Agreement dated August 25, 2020 by and between Company and Danforth Advisors, LLC (incorporated by reference from Exhibit 10.2 to the Company ’s Quarterly Report on Form 10-Q,as filed with the SEC on November 5, 2020)

10.2	Amendment No. 6 to the Consulting Agreement, dated December 30, 2024 by and between Company and Danforth Advisors, LLC

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date:	December 31, 2024	By:	/s/ Keith Murphy
Keith Murphy Executive Chairman